2022 Q2 Earnings Presentation August 10, 2022 Exhibit 99.2

Important Information Cautionary Statement Regarding Forward-Looking Statements This presentation contains forward-looking statements. The matters discussed in this presentation, as well as in future oral and written statements by management of Portman Ridge Finance Corporation (“PTMN”, “Portman Ridge” or the “Company”), that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance and include, but are not limited to, projected financial performance, expected development of the business, plans and expectations about future investments, our contractual arrangements and relationships with third parties, the ability of our portfolio companies to achieve their objectives, the ability of the Company’s investment adviser to attract and retain highly talented professionals, our ability to maintain our qualification as a regulated investment company and as a business development company, our compliance with covenants under our borrowing arrangements, and the future liquidity of the Company. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," “outlook”, "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Forward-looking statements are subject to change at any time based upon economic, market or other conditions, including with respect to the impact of the COVID-19 pandemic and its effects on the Company and its portfolio companies’ results of operations and financial condition. More information on these risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein, is included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed quarterly report on Form 10-Q and annual report on Form 10-K, as well as in subsequent filings. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC.

NAV per share as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, was decreased 1 cent and 5 cents per share for the quarters ended June 30, 2022 and March 31, 2022, respectively, due to the impact of quarterly tax provisions. Core investment income represents reported total investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the Garrison Capital Inc. (“GARS”) and Harvest Capital Credit Corporation (“HCAP”) mergers. Portman Ridge believes presenting core investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. Net leverage is calculated as the ratio between (A) debt, excluding unamortized debt issuance costs, less available cash and cash equivalents, and restricted cash and (B) NAV. Portman Ridge believes presenting a net leverage ratio is useful and appropriate supplemental disclosure because it reflects the Company’s financial condition net of $44.0 million of cash and cash equivalents and restricted cash. However, the net leverage ratio is a non-U.S. GAAP measure and should not be considered as a replacement for the regulatory asset coverage ratio and other similar information presented in accordance with U.S. GAAP. Instead, the net leverage ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial condition. Quarterly Highlights Q2 2022 Highlights Net asset value (“NAV”) for the second quarter was $261.7 million ($27.26 per share(1)) as compared to $278.3 million ($28.76 per share(1)) in the first quarter of 2022. Total investment income for the second quarter of 2022 was $15.0 million, of which $11.9 million was attributable to interest income from the debt securities portfolio, inclusive of payment-in-kind income. Core investment income(2) for the second quarter of 2022, excluding the impact of purchase price accounting, was $13.7 million. Net investment income (“NII”) for the second quarter of 2022 was $5.5 million ($0.57 per share). Additionally, certain investments that closed either at quarter end or shortly thereafter would have generated an incremental $0.10 per share of NII if closed on April 1, 2022. Non-accruals on debt investments, as of June 30, 2022, were reduced to three from six investments as of March 31, 2022. As of June 30, 2022, debt investments on non-accrual status represented 0.0% and 0.3% of the Company’s investment portfolio at fair value and amortized cost, respectively, which compares to 0.2% and 1.9% of the Company’s investment portfolio at fair value and amortized cost, respectively, as of March 31, 2022. Shares repurchased under the Company’s Renewed Stock Repurchase program were at an aggregate cost of approximately $2.5 million; since the beginning of the year, the Company has repurchased shares at an aggregate cost of approximately $3.0 million. Revolving Credit Facility with JPMorgan Chase Bank was refinanced during the second quarter - the agreement placed three-month SOFR as the benchmark interest rate and reduced the applicable margin to 2.80% per annum from 2.85% per annum. Additionally, the Company extended the reinvestment period and scheduled termination date to April 29, 2025 and April 29, 2026, respectively. Fair value of investments totaled $581.5 million as of June 30, 2022; when excluding CLO Funds, Joint Ventures and short-term investments, these investments are spread across 32 different industries and 118 entities with an average par balance per entity of approximately $3.5 million. Par value of outstanding borrowings as of June 30, 2022 was $364.9 million with an asset coverage ratio of total assets to total borrowings of 170%. On a net basis, leverage as of June 30, 2022 was 1.2x. (3)

Financial Highlights Core net investment income represents reported total net investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the Garrison Capital Inc. (“GARS”) and Harvest Capital Credit Corporation (“HCAP”) mergers, while also considering the impact of accretion from these mergers on expenses. Portman Ridge believes presenting core net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. ($ in thousands) Q1 2022 Q2 2022 Core investment income $15,132 $13,741 Expenses: Management fees 2,135 2,088 Performance-based incentive fees 1,678 1,169 Interest and amortization of debt issuance costs 3,344 3,889 Professional fees 845 879 Administrative services expense 847 822 Other general and administrative expenses 187 675 Total expenses $9,036 $9,522 Core net investment income (1) $6,413 $4,874 Net realized gain (loss) on investments (5,553) (13,991) Net unrealized gain (loss) on investments 2,143 113 Tax (provision) benefit on realized and unrealized gains (losses) on investments (440) (77) Net increase/(decrease) in Core net assets resulting from operations $2,563 ($9,081) Per Share Q1 2022 Q2 2022 Core Net Investment Income $0.66 $0.51 Net Realized and Unrealized Gain / (Loss) ($0.35) ($1.44) Net Core Earnings $0.26 ($0.94) Distributions declared $0.63 $0.63 Net Asset Value $28.76 $27.26

Core Earning Analysis Core net investment income represents reported total net investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the Garrison Capital Inc. (“GARS”) and Harvest Capital Credit Corporation (“HCAP”) mergers, while also considering the impact of accretion from these mergers on expenses. Portman Ridge believes presenting core net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. ($ in ‘000s except per share) Q1 2022 Q2 2022 Interest Income: Non-controlled/non-affiliated investments 12,667 10,649 Non-controlled affiliated investments 591 857 Total interest income 13,258 11,506 Payment-in-kind income: Non-controlled/non-affiliated investments 1,126 1,199 Non-controlled affiliated investments 256 73 Non-controlled affiliated investments - 20 Total payment-in-kind income 1,382 1,292 Dividend income: Non-controlled affiliated investments 945 1,005 Controlled affiliated investments 1,163 1,066 Total dividend income 2,108 2,071 Fees and other income 196 175 Reported Investment Income $16,944 $15,044 Less: Purchase discount accouting (1,812) (1,303) Core Investment Income $15,132 $13,741 Reported Net Investment Income $7,908 $5,522 NII Per Share $0.82 $0.57 Core Net Investment Income (1) $6,413 $4,874 NII Per Share $0.63 $0.51

As discussed on the prior earnings call, Portman Ridge had a healthy and active pipeline to invest cash on the balance sheet as of March 31, 2022. However, given the volatility in the markets, a number of transactions took significantly longer to close than usual. Delayed Closings

July 19, 2022 was the most recent practical date used to complete the information presented in this table. 3 month LIBOR per Bloomberg as of August 1, 2022. As of June 30, 2022, approximately 93% of our floating rate assets were on LIBOR contract. Shown below, those contracts have taken a significant amount of time to reset and still remain significantly below the prevailing 3 month LIBOR rate. Rising Rates 1 2

Over the last two years, Portman has experienced an average of $1.8mm in income related to repayment / prepayment activity as compared to the current quarter of $0.4mm. Limited Repayment Activity

All per share information assumes the ending 6/30/2022 share count, including Q2 2022. The below analysis begins with Q2 2022 net investment income and assumes no other changes to the portfolio (including accrual status of each portfolio company), investment income, professional expenses or administrative expenses other than the following: Delayed Settlements assumes all deals referred to on Slide 6 closed on July 1, 2022 and earn income at their initial benchmark rate plus spread plus amortized OID. Current benchmarks assumes that all assets and liabilities that have LIBOR based contracts are reset at 2.78% plus applicable spreads and all assets and liabilities that have SOFR based contracts are reset at 2.56% plus applicable spreads beginning on July 1, 2022. NII Per Share Bridge

Net Asset Value Rollforward Please update chart to remove Q1'21 / add Q2'22; only updated Q2'22, unless otherwise noted Leverage and Asset Coverage Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Debt / Equity 1.4x 1.3x 1.3x 1.3x 1.4x leverage calc: total outstnading borrowings / Net asset value ($352.4M/$278.3M for PQ) Asset Coverage 1.71 1.78 1.78 1.8 1.7 Updated Q1'22 to corrected 178%; please update asset coverage ratio from equivalent of p.55 of last quarter's 10-Q. It can also be found on the Consolidated Financial Highlights (p. 20 of last quarter's 10Q equivalent; should have been 178% as noted here, so please make sure these agree on both spots of the 10Q) Roll forward for Q2, this should be an abridged version of the Consolidated Statements of Change in Net Assets (p. 6 of last qtr 10Q) ($ in ‘000s) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 NAV, Beginning of Period $,216,264 $,219,855 $,268,604 $,271,048 $,280,122 $,278,301 should be Prior quarter Net Asset Value from 10-Q Consolidated Balance Sheet Realized Gains (Losses) from Investments (5,086) (2,356) (3,931) 0 -5,553 ,-13,991 Should be 2Q Subtotal of Realized Gains as listed on Statement of Operations Unrealized Gains (Losses) 6745 1489 (642) (16,034) 2,143 113 Should be 2Q Subtotal of Unrealized Gains as listed on Statement of Operations Net Investment Income 8213 11711 13718 8362 7908 5522 Should be 2Q NII as listed on Statement of Operations Net Decrease in Assets Resulting from Distributions (4,446) (4,430) (5,254) (5,517) -6,110.808 -6,064.6143600000005 YTD Pull directly from Distributions of ordinary income in Consolidated Statements of Change in Net Assets Tax (provision) benefit on realized and unrealized (gains) losses on investments -- -- -- (1,442) -,440 -77 Should be 2Q Tax Benefit as listed on Statement of Operations Private Placement and other -- -- -- 16592 439 -25.23114 YTD Pull directly from Private placement and other in Consolidated Statements of Change in Net Assets Stock Repurchases -- (380) (1,447) -- -,545 -2,458.5445 YTD Pull directly from Stock repurchases in Consolidated Statements of Change in Net Assets Distribution Reinvestment Plan -- 4020 -- -- 338 346.18453000000005 YTD Pull directly from Distribution Reinvestment Plan in Consolidated Statements of Change in Net Assets NAV, End of Period $,219,855 $,268,604 $,271,048 $,280,122 $,278,301 $,261,666 38695

As of June 30, 2022. Figures shown do not include short term investments, CLO holdings, F3C JV or Great Lakes JV portfolio companies, and derivatives. Shown as % of debt and equity investments at fair market value. Current Portfolio Profile(1) Diversified Portfolio of Assets Diversification by Borrower(2) Asset Mix(2) Industry Diversification(2) 118 Debt + Equity Portfolio Investee Companies $3.3mm / 1% Average Debt Position Size U.S Centric Investments: Nearly 100% US-Based Companies Focus on Non-Cyclical Industries with High FCF Generation Credit quality has been stable to improving during the rotation period Top 5 Borrowers, 14.6%

For comparability purposes, portfolio trends metrics exclude short-term investments and derivatives. Excludes select investments where the metric is not applicable, appropriate, data is unavailable for the underlying statistic analyzed Includes assets purchased from affiliate of HCAP’s former manager in a separate transaction. CLO holdings and Joint Ventures are excluded from investment count. Excluding non-accrual and partial non-accrual investments and excluding CLO holdings and Joint Ventures. Portfolio Trends(1)(2)

Based on FMV. As of June 30, 2022, three of the Company’s debt investments were on non-accrual status and represented 0.0% and 0.3% of the Company’s investment portfolio at fair value and amortized cost, respectively Credit Quality ($ in ‘000s) Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Investments Credit Quality – Internal Rating (1) Performing 95.0% 94.2% 93.6% 94.5% 95.3% Underperforming 5.0% 5.8% 6.4% 5.5% 4.7% Investments on Non-Accrual Status Number of Non-Accrual Investments 8 6 7 6 3 Non-Accrual Investments at Cost $17,015 $15,284 $16,730 $11,730 $1,693 Non-Accrual Investments as a % of Total Cost 3.3% 2.5% 2.8% 1.9% 0.3% Non-Accrual Investments at Fair Value $7,601 $4,980 $2,900 $1,039 $244 Non-Accrual Investments as a % of Total Fair Value 1.5% 0.9% 0.5% 0.2% 0.0%

At Fair Value. Does not include activity in short-term investments and derivatives. Portfolio Composition (1)

M&A Value Realization Our track record demonstrates BC Partners’ ability to efficiently realize the value of legacy portfolios acquired while rotating into BC Partners’ sourced assets We are in the early stages of implementing the same strategy with the acquired and fully redeemed HCAP assets but were successful in several monetizations during the quarter OHAI GARS HCAP

Appendix

PORTMAN RIDGE

Balance Sheet

(in thousands, except share and per share amounts)	June 30, 2022 (Unaudited)	December 31, 2021
ASSETS		
Investments at fair value:		
Non-controlled/non-affiliated investments (amortized cost: 2022 - $506,773; 2021 - $479,153)	$ 485,800	$ 452,482
Non-controlled affiliated investments (amortized cost: 2022 - $72,114; 2021 - $74,082)	70,962	74,142
Controlled affiliated investments (cost: 2022 - $58,161; 2021 - $52,130)	24,719	23,361
Total Investments at Fair Value (cost: 2022 - $637,048; 2021 - $605,365)	581,481	549,985
Cash and cash equivalents	22,039	28,919
Restricted cash	21,991	39,421
Interest receivable	2,829	5,514
Receivable for unsettled trades	4,779	20,193
Due from affiliates	693	507
Other assets	18,997	3,762
Total Assets	$ 652,809	$ 648,301
LIABILITIES		
2018-2 Secured Notes (net of discount of: 2022 - $1,314; 2021 - $1,403)	162,549	162,460
4.875% Notes Due 2026 (net of discount of: 2022 - $1,933; 2021 - $2,157; net of deferred financing costs of: 2022 - $918; 2021 - $951)	105,149	104,892
Great Lakes Portman Ridge Funding LLC Revolving Credit Facility (net of deferred financing costs of: 2022 - $1,244; 2021 - $732)	91,827	79,839
Derivative liabilities (cost: 2021 - $31)	-	2,412
Payable for unsettled trades	20,293	5,397
Accounts payable, accrued expenses and other liabilities	4,723	4,819
Accrued interest payable	2,452	2,020
Due to affiliates	891	1,799
Management and incentive fees payable	3,259	4,541
Total Liabilities	391,143	368,179
COMMITMENTS AND CONTINGENCIES		
NET ASSETS		
Common stock, par value $0.01 per share, 20,000,000 common shares authorized; 9,897,776 issued, and 9,599,856 outstanding at June 30, 2022, and 9,867,998 issued, and 9,699,695 outstanding at December 31, 2021	97	97
Capital in excess of par value	731,189	733,095
Total distributable (loss) earnings	(469,620)	(453,070)
Total Net Assets	261,666	280,122
Total Liabilities and Stockholders' Equity	$ 652,809	$ 648,301
NET ASSET VALUE PER COMMON SHARE[(1)]	$ 27.26	$ 28.88

(1) The Company completed a Reverse Stock Split of 10 to 1 effective August 26, 2021, the common shares and net asset value per common share have been adjusted retroactively to reflect the split for all periods presented.

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PORTMAN RIDGE

Income Statement (Unaudited)

(in thousands, except share and per share amounts)	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2022	For the Six Months Ended June 30, 2021
INVESTMENT INCOME				
Interest income:				
Non-controlled/non-affiliated investments	$ 10,649	$ 17,443	$ 23,316	$ 31,913
Non-controlled affiliated investments	857	662	1,448	895
Total interest income	11,506	18,105	24,764	32,808
Payment-in-kind income:				
Non-controlled/non-affiliated investments	1,199	720	2,325	1,852
Non-controlled affiliated investments	73	24	329	24
Controlled affiliated investments	20	-	20	-
Total payment-in-kind income	1,292	744	2,674	1,876
Dividend income:				
Non-controlled affiliated investments	1,005	1,114	1,950	1,927
Controlled affiliated investments	1,066	1,416	2,229	2,642
Total dividend income	2,071	2,530	4,179	4,569
Fees and other income	175	166	371	596
Total investment income	15,044	21,545	31,988	39,849
EXPENSES				
Management fees	2,088	1,914	4,223	3,707
Performance-based incentive fees	1,169	2,300	2,847	4,393
Interest and amortization of debt issuance costs	3,889	3,527	7,233	6,907
Professional fees	879	696	1,724	2,190
Administrative services expense	822	718	1,669	1,332
Other general and administrative expenses	675	680	862	1,397
Total expenses	9,522	9,835	18,558	19,926
NET INVESTMENT INCOME	5,522	11,710	13,430	19,923
REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS				
Net realized gains (losses) from investment transactions:				
Non-controlled/non-affiliated investments	(14,109)	(2,028)	(17,779)	(7,223)
Non-controlled affiliated investments	118	(328)	330	(219)
Derivatives	-	-	(2,095)	-
Net realized gain (loss) on investments	(13,991)	(2,356)	(19,544)	(7,442)
Net change in unrealized appreciation (depreciation) on:				
Non-controlled/non-affiliated investments	4,870	(1,430)	5,699	4,833
Non-controlled affiliated investments	(1,329)	1,257	(1,212)	1,588
Controlled affiliated investments	(3,428)	1,883	(4,673)	2,508
Derivatives	-	(220)	2,442	(694)
Net unrealized gain (loss) on investments	113	1,490	2,256	8,235
Tax (provision) benefit on realized and unrealized gains (losses) on investments	(77)	-	(517)	-
Net realized and unrealized appreciation (depreciation) on investments, net of taxes	(13,955)	(866)	(17,805)	793
Realized gains (losses) on extinguishments of debt	-	-	-	(1,835)
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$ (8,433)	$ 10,844	$ (4,375)	$ 18,881
Net Increase (Decrease) In Net Assets Resulting from Operations per Common Share[(1)]:				
Basic and Diluted:	$ (0.88)	$ 1.40	$ (0.45)	$ 2.37
Net Investment Income Per Common Share[(1)]:				
Basic and Diluted:	$ 0.57	$ 1.51	$ 1.39	$ 2.50
Weighted Average Shares of Common Stock Outstanding—Basic and Diluted[(1)]	9,634,870	7,747,169	9,666,298	7,974,361

(1) The Company completed a Reverse Stock Split of 10 to 1 effective August 26, 2021, the weighted average shares outstanding and per share values have been adjusted retroactively to reflect the split for all periods presented.

18

Cash and Cash Equivalents Unrestricted cash and cash equivalents totaled $22.0 million as of June 30, 2022 Restricted cash of $22.0 million as of June 30, 2022 Debt Summary As of June 30, 2022, par value of outstanding borrowings was $364.9 million; there was $21.9 million of available borrowing capacity under the Senior Secured Revolving Credit Facility and $25.0 million of borrowing capacity under the 2018-2 Revolving Credit Facility. On April 29, 2022, the Company refinanced its Revolving Credit Facility with JP Morgan Chase as administrative agent. The amended agreement places three-month SOFR as the benchmark interest rate and reduces the applicable margin to 2.80% per annum from 2.85% per annum. Other amendments include the extension of the reinvestment period and scheduled termination date to April 29, 2025 and April 29, 2026, respectively. Corporate Leverage & Liquidity

The Company completed a Reverse Stock Split of 10 to 1 effective August 26, 2021, the distribution per share amounts have been adjusted retroactively to reflect the split for all periods presented. Regular Distribution Information (1)